SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                February 14, 2005


                              ULTRONICS CORPORATION
             (Exact name of registrant as specified in its charter)

             Nevada                      33-55254-38             87-0485313
(State or other jurisdiction of
incorporation)                     (Commission file number) (IRS employer
                                                           identification no.)

3191 Temple Avenue, Suite 250, Pomona, CA                   91768
(Address of principal executive offices)                  (Zip code)


                                 (909) 444-9500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)


                   This document contains a total of 5 pages.




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Item 2.01 Completion of Acquisition or Disposition of Assets

         On December 23, 2004, Ultronics Corporation (the "Company"), General Environmental Management, Inc. ("GEM") and Ultronics Acquisition Corporation ("UAC"), a wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby UAC would be merged into GEM ("Merger") with GEM to be the surviving corporation. The separate existence of UAC would cease if the Merger becomes effective. Consummation of the Merger was subject to a number of contingencies. On January 14, 2005, the shareholders of GEM approved the Merger and on February 14, 2005, the Merger was consummated. There can be no assurance that the combined business operations will prove successful or that the transaction will prove to be favorable for the shareholders of the Company.

GEM

         GEM operates an integrated environmental firm with a General Engineering - Hazardous Substance Removal Contractor's License providing several important and critical needs within the environmental industry including:

o    Field Services
     o    managing and transporting waste;
     o providing emergency response for homeland security and other emergency incidents; and
     o    managing remediation projects.

o    Enterprise Software
     o providing environmental compliance and employee health and safety training through its proprietary application software programs.

o Part B Treatment Storage Disposal Facility
     o    providing a fully permitted Part B TSDF in Rancho Cordova, CA


     GEM's mission is to offer the marketplace a new approach to environmental and hazardous waste management, reuse and recycling. GEM's strategic plan is to satisfy the needs of the environmental remediation industry by offering specifically targeted integrated solutions to three market segments: Fortune 1000 clients, small and mid-sized businesses, and other service providers. No major player in this industry has provided the full suite of environmental services, which has created an opportunity for GEM to offer a fully array of integrated solutions.

     GEM intends to increase revenue through acquisitions and internal development, increased sales, waste treatment business, environmental health and safety compliance services, and consolidating overhead operations of its field service business.


The Merger

     On December 23, 2004, the Company, GEM and UAC, a wholly owned subsidiary of the Company, entered into the Agreement whereby UAC would be merged into GEM, with GEM to be the surviving corporation. The separate existence of UAC would cease upon the completion of the Merger. Completion of the Merger was subject to a number of contingencies. On January 14, 2005, the stockholders of GEM approved the Merger and on February 14, 2005, the Merger was completed.

     Upon closing of the Merger, each share of GEM common stock that was issued and outstanding immediately prior to the closing was converted into one (1) share of Common Stock. All securities of GEM issued and outstanding on the Effective Date, convertible into or exercisable for shares of GEM common stock, including stock options, convertible debt and stock purchase warrants issued by GEM, became convertible into or exercisable into one (1) share of the Common Stock on a one for one basis. On the Effective Date, GEM had outstanding; 18,914,408 shares of common stock, stock options and stock purchase warrants to purchase 5,438,583 shares of GEM common stock, and outstanding indebtedness in the amount of $982,555 in the form of a bridge loan and convertible notes


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(together, the "Convertible Loans"), which Convertible Loans are convertible into 982,555 shares of GEM common stock. Accordingly, the Company has issued 18,914,408 shares of Common Stock to the stockholders of GEM and has reserved 6,421,138 shares of Common Stock for issuance upon the exercise of stock options, the exercise of stock purchase warrants and the conversion of the Convertible Loans.

     Immediately prior to the completion of the Merger, the Company had 25,000,000 shares of Common Stock authorized, of which 6,000,000 shares of Common Stock were issued and outstanding. With the issuance of 18,914,408 shares of Common Stock to the stockholders of GEM, the Company has 24,914,408 shares of Common Stock issued and outstanding. In accordance with the terms of the Merger Agreement, all outstanding warrants and options of GEM would be assumed by the Company. GEM had outstanding options and warrants to purchase 6,551,383 shares of Common Stock and had reserved 982,555 shares of Common Stock for the conversion of the Convertible Loans. Therefore, there are currently an insufficient number of shares of Common Stock authorized to provide for the exercise of options and warrants and for the conversion of the Convertible Loans. The Board of Directors of the Company has authorized an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 200,000,000 in order to provide sufficient shares of Common Stock for the issuance of shares upon the exercise of warrants and options and the conversion of the Convertible Loans and for general corporate purposes. A Preliminary Proxy Statement will be filed with the Securities and Exchange Commission, which Proxy will be circulated to the Company's stockholders seeking shareholder approval of the amendment to the Articles of Incorporation authorizing the increase in the number of shares of authorized Common Stock. The Company believes that a majority of the stockholders will vote in favor of the amendment to the Articles of Incorporation. Upon approval, the Company will reserve the appropriate amount of Common Stock for the issuance of the shares upon the exercise of options and warrants and the conversion of the Convertible Loans.

Management

     In connection with the Merger, and upon the expiration of the ten day period following the date shareholders are given notice under Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder, Mr. Reed Jensen will resign as Director of the Company. In addition, on February 14, 2005, Mr. Jensen resigned as President of the Company. Pursuant to a Unanimous Written Consent of the Directors of the Company dated as of February 14, 2005, Timothy
J. Koziol was appointed Chief Executive Officer, Chairman and Director of the Company, Cabell Cobbs was appointed Chief Financial Officer of the Company, and Clyde E. Rhodes, Jr. was appointed Chief Compliance Officer, VP of Technical Services, and Secretary of the Company. The effectiveness of Mr. Koziol's appointment to the Board Of Directors will occur upon the expiration of the ten day period following the date shareholders are given notice under Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder. See Item 5.02 below.

Item 3.02 Unregistered Sales of Equity Securities

     In connection with the Merger the Company issued approximately 18,914,408 shares of common stock to the former holders of the GEM common stock and became obligated to issue up to an additional 6,551,383 shares of common stock upon exercise of options and warrants held by former GEM option and warrant holders. Additional shares of Company securities are issuable upon conversion of the Convertible Loans under the terms discussed above. The Company did not use an underwriter in connection with these transactions and the transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 as promulgated thereunder.


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Item 5.01 Changes in Control of Registrant

     A description of the Merger transaction is set forth under Item 2.01. Immediately after the Merger, the former shareholders of GEM owned 18,914,408 of the 24,914,408 shares of outstanding Company common stock which represents approximately 76% of the total issued and outstanding shares of the Company. These amounts do not include the options and warrants exercisable for an additional 6,421,138 shares of common stock that were assumed by the Company in connection with the Merger or the securities issuable on conversion of the Convertible Loans.

     Management is not aware of any other arrangements that may result in a change in control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     In connection with the Merger, Mr. Reed Jensen resigned as President of the Company. In addition, upon the expiration of the ten day period following the date shareholders are given notice under Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder, Mr. Jensen will resign as director of the Company. The following table sets forth certain information concerning each person that was appointed as a director or executive officer of the Company in connection with the Merger and thereafter.

Name                       Age          Position
Timothy J. Koziol          51           Chief Executive Officer,
                                         Chairman and Director
Cabell Cobbs               47           Chief Financial Officer
Clyde E. Rhodes, Jr.       41           Chief Compliance Officer,
                                        VP of Technical Services, Secretary

     Timothy J. Koziol. Mr. Koziol joined GEM in January 2002 and now serves as the Chief Executive Officer of the Company. Mr. Koziol implemented accounting controls and systems to monitor the day-to-day financial position of GEM, changed operational policies to improve efficiencies, and implemented new sales and marketing programs to increase revenue. Prior to joining GEM, Mr. Koziol was a principal of Fortress Funding, Inc., an asset based lending company, where he was responsible for business development and underwriting. Mr. Koziol was also a principal in Global Vantage, Ltd., an investment banking firm located in Newport Beach. Prior to his work in the financial services industry, Mr. Koziol managed a marketing consulting firm for national and regional clients. He has a Bachelor of Arts from Wheaton College in Speech Communications and a Masters of Arts (Magma Cum Laude) from the Wheaton Graduate School in Mass Communications.

     Cabell Cobbs. Mr. Cobbs is the CFO of the Company, joining the GEM team in September of 2004. Previously, Mr. Cobbs was the CFO for both Kimco Staffing Services, Inc. and KimstaffHR, Inc. Kimco is a provider of temporary and contract labor for Technical, Financial, Clerical and Light Industrial flexible staffing solutions. KimstaffHR is a professional employer organization (PEO) that provides a full human resource/payroll/employee benefits outsource solution. The combined companies have revenues in excess of $140 million and approximately 5,000 employees. Prior to joining Kimco, Mr. Cobbs was the CFO of Independence One Bank of California, a $1 billion savings and loan with commercial banking services. Mr. Cobbs handled the sale of the bank on behalf of its owner, Michigan National Bank. Mr. Cobbs was also on the corporate staff of Santa Fe International Corporation, an International Oil and Gas company. Mr. Cobbs began his career with Deloitte and Touche after graduating from the Indiana University School of Business in Bloomington, Indiana and passing the C.P.A. exam. Mr. Cobbs has a Masters Degree from the University of California at Irvine Graduate School of Management.

     Clyde E. Rhodes, Jr. Mr. Rhodes serves as Chief Compliance Officer, VP of Technical Services, Secretary and a Director of the Company. Mr. Rhodes joined GEM's predecessor, HazPak Environmental Services, Inc. ("HES"), in 2000. Before joining HES, he was the Hazardous Waste Program Manager for the Metropolitan Water District of Southern California for more than nine years. Mr. Rhodes has


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been in the environmental  industry for a total of more than 15 years developing environmental management programs, performing environmental audits and assisting public and private entities in meeting the myriad of state and federal environment control laws and regulations. Mr. Rhodes is a founding member of the Joint Utilities Vendor Audit Consortium established by west coast utilities (Edison, LA Department of Water and Power, Southern California Gas, PG&E, Salt River Project, and the Arizona Public Service Utility) to audit hazardous waste facilities throughout the country. Mr. Rhodes possesses a Bachelor of Science Degree in Chemical Engineering from Louisiana Tech University. Mr. Rhodes has
the  certificate  of   Engineer-In-Training   and  received  registration  as  a
Registered Environmental Assessor in the State of California in 1994.

     Except as identified above, our directors and executive officers do not hold directorships in any other public companies and there are no family relationships between the Company's officers and directors. The compensation and other terms of the employment arrangements with the individuals identified in this Item 5.02 is still in the process of being finalized.

Item 9.01 Financial Statements and Exhibits

     a.   Financial statements of businesses acquired

         The financial statements that are required pursuant to this Item 9.01 will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

     b.   Pro forma financial information

         The pro forma financial information that is required pursuant to this
Item 9.01 will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

     c.   Exhibits

         Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ULTRONICS CORPORATION



                                 By:  /s/ Timothy J. Koziol
Date: February 14, 2005                     Timothy J. Koziol,
                                             Chief Executive Officer


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